Exhibit 10.1
FIRST AMENDMENT
TO THE IGO, INC.
OMNIBUS LONG-TERM INCENTIVE PLAN
     iGo, Inc. (the “Company”) previously established the iGo, Inc. Omnibus Long-Term Incentive Plan (the “Plan”) to provide certain employees of and consultants to the Company with an opportunity to receive stock-based and other long-term incentive grants. By this instrument, the Plan is hereby amended to allow non-employee directors to participate in the Plan, subject to subsequent approval by the Company’s shareholders at the Company’s 2010 Annual Meeting.
     1. This First Amendment shall be effective as of the date on which it is approved by the Company’s shareholders at the Company’s 2010 Annual Meeting.
     2. Section 1 (Purpose) of the Plan is hereby amended and restated in its entirety to read as follows:
     1. PURPOSE: The purpose of the iGo, Inc. Omnibus Long-Term Incentive Plan is to provide certain employees, non-employee directors of, and consultants to, iGo, Inc. and its Affiliates (as hereinafter defined) with the opportunity to receive stock-based and other long-term incentive grants in order to attract and retain qualified individuals and to align their interests with those of shareholders.
     3. Section 3(h) (Definitions — Consultant) of the Plan is hereby amended and restated in its entirety to read as follows:
     (h) “Consultant” shall mean an individual who serves as a consultant or adviser who provides services to the Company or an Affiliate as an independent contractor and not as an Employee; provided however that a Consultant may become a Participant only if he or she: (i) is a natural person; (ii) provides bona fide services to the Company; and (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for securities.

     4. Section 3(p) (Definitions — Participant) of the Plan is hereby amended and restated in its entirety to read as follows:
     (p) “Participant” shall mean an Employee, Non-Employee Director, or Consultant selected by the Committee to receive Awards under the Plan.
     5. Section 3 (Definitions) of the Plan is hereby amended by adding the following definition to the end thereof:
     (cc) “Non-Employee Director” shall mean an individual who serves as a non-employee director of the Company.
     6. Section 6 (Eligibility) of the Plan is hereby amended and restated in its entirety to read as follows:
     6. ELIGIBILITY: The Committee from time to time may designate which Employees, Non-Employee Directors, or Consultants shall become Participants under the Plan.
     7. Section 16 (No Right to Awards) of the Plan is hereby amended and restated in its entirety to read as follows:
     16. NO RIGHT TO AWARDS: No Employee, Non-Employee Director, or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniform treatment of Participants under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.
     8. Section 17 (No Right to Employment) of the Plan is hereby amended and restated in its entirety to read as follows:

     17. NO RIGHT TO EMPLOYMENT OR SERVICE: The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or in the service as a Non-Employee Director of, or Consultant to, the Company or an Affiliate, as the case may be. The Company may at any time terminate an Employee’s employment or a Non-Employee Director’s or Consultant’s provision of services free from any liability or any claim under the Plan, unless otherwise provided in the Plan or an Award Agreement, or with respect to Non-Employee Directors, as otherwise provided by law, the Company’s certificate .
     9. This First Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.
     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this 18th day of May, 2010.

iGo, INC.
By:	/s/ Darryl S. Baker
Its: Vice President and Chief Financial Officer